SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

FOREST CITY REALTY TRUST, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:
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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2018

Forest City Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-37671	47-4113168
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Key Tower, 127 Public Square

Suite 3100, Cleveland, Ohio 44114

(Address of principal executive offices, including zip code)

(216) 621-6060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On October 30, 2018, a putative derivative and class action complaint was filed against the members of the board of directors of Forest City Realty Trust, Inc. (“Forest City” or the “Company”) on behalf of the Company and the stockholders of the Company in the Circuit Court for Baltimore City under the caption Scarantino v. Bacon et al., Case No. 24-c-18-005838 (Md. Cir. Ct., Baltimore City) (the “Action”). The complaint alleges that the members of the board of directors of Forest City (“defendants”) breached fiduciary duties owed to Forest City stockholders because they, among other things, made inadequate disclosures in a definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 12, 2018 (the “Proxy Statement”) regarding the transactions contemplated by the Agreement and Plan of Merger, dated as of July 30, 2018 (the “Merger Agreement”), by and among Forest City, Antlia Holdings LLC (“Parent”) and Antlia Merger Sub Inc. (“Merger Sub”), pursuant to which the parties agreed that, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into Forest City, with Forest City surviving such merger and becoming a subsidiary of Parent (the “Merger”). The complaint filed in the Action alleges that the Proxy Statement omits material information, rendering the information disclosed misleading. The Action seeks, among other things, orders (i) enjoining the defendants from proceeding with or consummating the Merger, (ii) directing the defendants to account for all damages sustained by the putative class, and (iii) awarding plaintiff’s costs and attorneys’ and expert fees.

While the Company believes that the Action is without merit and that the disclosures in the Proxy Statement comply fully with applicable law, in order to avoid the expense and distraction of litigation, on November 2, 2018, the parties to the Action entered into an agreement in principle to settle and release all claims that were or could have been alleged by the plaintiff in his individual capacity in the Action. The settlement provides for the dismissal with prejudice of the plaintiff’s individual claims and dismissal without prejudice of the claims asserted derivatively on behalf of Forest City and those asserted on behalf of a purported class, subject to, among other things, the Company’s supplementation of the Proxy Statement with the amended and supplemental disclosures set forth below (the “Amended and Supplemental Disclosures”).

The Amended and Supplemental Disclosures should be read in conjunction with the Proxy Statement, which should be read in its entirety. Defined terms used but not defined in the Amended and Supplemental Disclosures have the meanings set forth in the Proxy Statement. The plaintiff has agreed that, following the filing of this Current Report on Form 8-K (this “Report”), he will dismiss the Action in its entirety, with prejudice as to the named plaintiff’s individual claims only and without prejudice as to the claims asserted derivatively on behalf of Forest City and those asserted on behalf of a purported class.

The resolution of the Action will not affect the timing of the special meeting of Forest City stockholders, which is scheduled to be held on November 15, 2018, or the amount of the consideration to be paid to Forest City stockholders in connection with the Merger. The resolution of the Action is not, and should not be construed as, an admission of wrongdoing or liability by any defendant. Furthermore, nothing in this Report or the resolution of the Action shall be deemed an admission of the legal necessity or materiality of any of the disclosures set forth in this Report. Likewise, the Company does not believe that any further disclosure regarding the Merger is required under applicable laws other than that which has already been provided in the Proxy Statement. However, to avoid the risk of the putative shareholder class Action delaying or adversely affecting the Merger, to minimize the substantial expense, burden, distraction and inconvenience of continued litigation and to resolve the plaintiff’s claims asserted in the Action, the Company has agreed to make these Amended and Supplemental Disclosures to the Proxy Statement.

***

SUPPLEMENT TO PROXY STATEMENT

The first full sentence on page 65 of the Proxy Statement is deleted in its entirety and replaced in its entirety by the following:

The following tables summarize the results of this review for the select comparable companies and the proportional contribution of the relevant Company segment to NOI for 2022:

The table immediately following the first partial paragraph on page 65 of the Proxy Statement is deleted in its entirety and replaced in its entirety by the following:

Office	NTM TEV/EBITDA	Proportional Contribution of Company Segment to 2022E NOI
Alexandria Real Estate Equities, Inc.	20.4x
Boston Properties, Inc.	21.0x
SL Green Realty Corp.	25.0x
Median	21.0x	50%

Multifamily
AvalonBay Communities, Inc.	21.1x
Camden Property Trust	18.9x
Equity Residential	20.1x
UDR, Inc.	21.4x
Median	20.6x	43%

Mall
CBL & Associates Properties, Inc.	10.4x
GGP Inc.	15.4x
The Macerich Company	14.8x
Simon Property Group, Inc.	18.7x
Taubman Centers, Inc.	24.5x
Median	15.4x	4%

Shopping Center
Acadia Realty Trust	26.6x
Federal Realty Investment Trust	21.0x
Median	23.8x	3%

Weighted Average	20.7x

The first full paragraph on page 65 of the Proxy Statement is deleted in its entirety and replaced in its entirety by the following:

Lazard then selected and applied a range of EBITDA multiples of 16.7x to 18.7x to estimated terminal year 2022 EBITDA for the real estate portfolio, as set forth in the final business case projections and adjusted to exclude a projected $60 million of land sales at its Stapleton project and interest and other income related to certain notes receivables balances of as of June 30, 2018, to calculate the terminal value of the Company. Lazard selected the range of EBITDA multiples applied to the terminal year EBITDA based on Lazard’s analysis of the weighted average median EBITDA multiple of the select comparable companies, as adjusted based on its professional judgment and experience, and further informed by the Company’s observed historical EBITDA multiple trading discount to the weighted average median of the select comparable companies.

The third full paragraph on page 65 of the Proxy Statement is deleted in its entirety and replaced in its entirety by the following:

Lazard then calculated an equity value range for the Company by taking the implied enterprise value range minus (i) $4,145 million, the principal amount of the Company’s share of outstanding nonrecourse debt as of June 30, 2018, minus (ii) $335 million, the principal amount of the Company’s term loan maturing in 2021 as of June 30, 2018, plus (iii) $511 million, the amount of cash and cash equivalents at Company share as of June 30, 2018. Lazard divided the resulting equity value range by 274.8 million, the number of fully diluted shares of common stock outstanding as provided by the Company, to estimate an implied range per share of common stock and compared it to the total consideration to be paid to holders of common stock (other than Parent and its affiliates) pursuant to the merger agreement:

The last sentence of the fourth full paragraph on page 66 of the Proxy Statement is deleted in its entirety and replaced in its entirety by the following:

The following table summarizes the results of this review for the select comparable companies and the proportional contribution of the relevant Company segment to NOI for 2018:

The table immediately following the fourth full paragraph on page 66 of the Proxy Statement is deleted in its entirety and replaced in its entirety by the following:

Office	NTM Trading Price / FFO	NTM Trading Price / AFFO	Proportional Contribution of Company Segment to 2018E NOI
Alexandria Real Estate Equities, Inc.	18.1x	22.1x
Boston Properties, Inc.	18.6x	26.9x
SL Green Realty Corp.	14.6x	21.3x
Median	18.1x	22.1x	50%

Multifamily
AvalonBay Communities, Inc.	18.8x	20.0x
Camden Property Trust	18.4x	21.6x
Equity Residential	19.3x	22.1x
UDR, Inc.	18.5x	20.4x
Median	18.7x	21.0x	33%

Mall
CBL & Associates Properties, Inc.	3.1x	4.4x
GGP Inc.	13.8x	17.9x
The Macerich Company	13.9x	16.8x
Simon Property Group, Inc.	13.7x	15.1x
Taubman Centers, Inc.	15.7x	20.7x
Median	13.8x	16.8x	13%

Shopping Center
Acadia Realty Trust	18.4x	23.6x
Federal Realty Investment Trust	18.9x	23.4x
Median	18.7x	23.5x	4%

Weighted Average	17.7x	21.1x

The second full paragraph on page 72 of the Proxy Statement is deleted in its entirety and replaced in its entirety by the following:

In addition, Goldman Sachs calculated the implied enterprise value for the Company by multiplying the $25.35 per share by 274.8 million, the total number of fully diluted shares of common stock outstanding as provided by management of the Company, and adding to the result the amount of the Company’s net debt (the outstanding principal amount of $4,480.0 million, less cash and cash equivalents, referred to as “Net Debt”) as of June 30, 2018.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication, including, without limitation, statements regarding the proposed acquisition of Forest City by an entity affiliated with a Brookfield Asset Management Inc. real estate investment fund (the “proposed transaction”), plans and objectives, and management’s beliefs, expectations or opinions, may contain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and often address expected future actions and expected future business and financial performance. Forward-looking statements may be identified by the use of words such as “potential,” “expect,” “intend,” “plan,” “may,” “subject to,” “continues,” “if” and similar words and phrases. These forward-looking statements are not guarantees of future events and involve risks, uncertainties and assumptions that are difficult to predict.

Actual results, developments and business decisions may differ materially from those expressed or implied in forward-looking statements as a result of factors, risks and uncertainties over many of which Forest City has no control. These factors, risks and uncertainties include, but are not limited to, the following: (1) the conditions to the completion of the proposed transaction potentially not being satisfied; (2) the parties’ ability to meet expectations regarding the timing of the proposed transaction; (3) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction agreement between the parties to the proposed transaction; (4) the effect of the announcement or pendency of the proposed transaction on business relationships, operating results, and business generally; (5) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee retention as a result of the proposed transaction; (6) risks related to diverting management’s attention from ongoing business operations; (7) the outcome of any legal proceedings that may be instituted related to the proposed transaction or the transaction agreement between the parties to the proposed transaction; (8) the amount of the costs, fees, expenses and other charges related to the proposed transaction; (9) general economic conditions, particularly those in the real estate development and property sectors; (10) stock trading prices; and (11) other factors discussed from time to time in the reports of Forest City filed with the SEC, including the factors discussed in Item 1A of Forest City’s most recent Annual Report on Form 10-K as filed with the SEC on February 22, 2018, which are available free of charge at http://www.sec.gov.

Forward-looking statements reflect the views and assumptions of management as of the date of this communication with respect to future events. Forest City does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable laws, to update any forward-looking statements as a result of new information, future events or other factors. The inclusion of any statement in this communication does not constitute an admission by Forest City or any other person that the events or circumstances described in such statement are material.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Forest City by an entity affiliated with a Brookfield Asset Management Inc. real estate investment fund. In connection with the proposed transaction, Forest City has filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) with the SEC, as well as other relevant materials in connection with the proposed transaction. This communication is not a substitute for the Proxy Statement or for any other document that Forest City has filed or may file with the SEC or send to Forest City’s stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the Proxy Statement and the other documents filed by Forest City, when available, at the SEC’s web site, http://www.sec.gov. In addition, investors may obtain free copies of the Proxy Statement and the other documents filed with the SEC by Forest City, when available, by contacting Forest City Investor Relations at (216)-416-3325 or at Forest City’s website at http://ir.forestcity.net/.

Participants in Solicitation

Forest City and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Forest City’s common stock in respect of the proposed transaction. Information about the directors and executive officers of Forest City is set forth in the proxy statement for Forest City’s 2018 Annual Meeting of Stockholders, which was filed with the SEC on May 16, 2018, and in subsequent documents filed with the SEC. Additional information regarding persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is also included in the Proxy Statement and may be included in other relevant materials to be filed with the SEC when they become available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST CITY REALTY TRUST, INC.

By:	/s/ ROBERT G. O’BRIEN
Name:	Robert G. O’Brien
Title:	Executive Vice President and Chief Financial Officer

Date: November 5, 2018